UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Commitment Letter for Financing

On March 18, 2024, (the “Company” or “Fisker”) entered into a financing commitment and term sheet (the “Commitment”) with an investor (the “Investor”) providing for the sale of up to $166.67 million in aggregate principal amount of senior secured convertible notes (the “2024 Notes”). The 2024 Notes will have a 10% original issue discount for gross proceeds of up to $150 million (the “Investment Amount”). The 2024 Notes will be sold pursuant to a definitive securities purchase agreement (the “SPA”) and issued in four tranches, with the first tranche (the “First Tranche”) in an investment amount equal to $35 million (subject to the Company’s projected cash balance and needs) and the remaining three tranches (each, an “Additional Draw”) in equal amounts up to the Investment Amount. The Company expects to enter into the SPA (such date, the “SPA Signing Date”) subject to negotiation and execution of definitive documentation, and issue the First Tranche as soon as practicable thereafter, subject to the applicable closing conditions described below.

All amounts due under the 2024 Notes will be convertible at any time, in whole or in part, at the Investor’s option, into shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), at the then-applicable Conversion Price (as defined below), plus all accrued and unpaid interest and Undrawn Investment Fees (as defined below) with respect to such portion of such principal amount of Notes, subject to applicable securities laws and exchange limitations.

The 2024 Notes will mature upon the earlier of (i) three (3) months from the date of issuance of the First Tranche, (ii) the effective date of a registration statement for the primary sale of registered securities by the Company, or (iii) July 31, 2024 (such date, the “Maturity Date”). In the event any holder of the Notes elects to convert the Notes and the conversion is suspended due to the Beneficial Ownership Cap (as defined below), then the Notes shall remain outstanding until the Notes can be converted or such holder elects to receive the applicable remaining payment in cash.

Ranking; Guarantees

The 2024 Notes will be senior secured indebtedness of the Company, rank senior to the Company’s other indebtedness, and be secured by substantially all of the assets and properties of the Company and its subsidiaries (including without limitation, all vehicles, all equity interests of such subsidiaries, leasehold mortgages and all assets and property that currently secure the 2025 Notes, and with a security interest that will rank senior to the Company’s other indebtedness, subject to a consent by the Investor to subordinate the 2025 Notes (as defined below) held by the Investor), subject to exceptions (i) for certain intellectual property rights related to OEM commercial agreements and (ii) as otherwise mutually agreed. Any asset and property that are not collateral of the 2025 Notes will not be required to be pledged as collateral for the 2024 Notes until the closing of the first Additional Draw.

The 2024 Notes will be unconditionally guaranteed jointly and severally on a senior secured basis by the Company’s subsidiaries, including any subsidiary that currently guarantees the 2025 Notes, subject to exceptions to be mutually agreed. Any subsidiaries that are not guarantors of the 2025 Notes will not be required to guarantee of the 2024 Notes until the closing of the first Additional Draw.

As consideration for the holders of the 2025 Notes consenting to subordination of the liens on the collateral securing the obligations under the 2025 Notes to the 2024 Notes, the Company will provide the holders of the 2025 Notes with a perfected lien on any collateral that does not currently secure the 2025 Notes, which liens will rank junior to the first priority lien of the 2024 Notes.

Interest; Undrawn Investment Fee

The 2024 Notes will accrue interest at a rate equal to the 3-month secured overnight financing rate (“3-month SOFR”) plus 12% per annum, payable at the Maturity Date. In addition, the Company will pay interest on any overdue principal, installments of interest and Undrawn Investment Fees at a rate equal to 3% per annum in excess of the then-applicable interest rate on the 2024 Notes.

A fee to the Investor on the undrawn portion of the Investment Amount will accrue daily until, but excluding, the date of the applicable closing at an interest rate of the 3-month SOFR plus 4% per annum, payable at the Maturity Date (the “Undrawn Investment Fee”). The Undrawn Investor Fee with respect to the First Tranche commenced on the date of the Commitment. The Undrawn Investor Fee with respect of each Additional Draw shall commence upon confirmation or waiver by the Investor of the applicable closing conditions. Any Undrawn Investment Fee will cease to accrue subject to termination by the Company with respect to the underlying undrawn amounts. In the event that no 2024 Notes are issued by the Maturity Date, the accrued Undrawn Investment Fee will be paid to the Investor in cash on such date.

Conversion

The Investor may elect to convert the 2024 Notes in whole or in part into shares of Class A Common Stocks at the then-applicable Conversion Price at any time following the issuance date on the basis of the portion of the principal amount of Notes to be converted, plus all accrued and unpaid interest and fees, and the Company may only satisfy such conversion by the delivery of such shares, subject to the Beneficial Ownership Cap (as defined below).

The conversion price for the 2024 Notes (the “Conversion Price”) will be equal to the Market Price (as defined below) on the SPA Signing Date. However, if the Investor elects to convert the 2024 Notes on the Maturity Date, and the Market Price as of the Maturity Date is lower than the Conversion Price, then the Conversion Price will be reset to such Market Price.

For purposes of the 2024 Notes, “Market Price” will mean the lowest daily volume weighted average price (“VWAP”) for the Class A Common Stock on the New York Stock Exchange (the “NYSE”) during the five trading day period immediately preceding the applicable date, but in no event greater than the lowest daily VWAP of the Class A Common Stock on the applicable date.

The 2024 Notes will provide for full-ratchet anti-dilution protection and contain standard conversion rate adjustments upon the occurrence of certain events including, but not limited to, dividend payments, change of control, distributions, stock splits, reverse stock splits or combinations.

Covenants

The 2024 Notes will be subject to various affirmative and negative covenants, including (i) substantial limitations on incurrence of additional indebtedness, including equity-linked indebtedness, (ii) substantial limitations on liens (other than liens provided under the 2025 Notes), (iii) prohibitions on distributions to the Company’s stockholders, (iv) prohibitions on investments other than existing investment and cash or cash equivalent investment; (v) prohibitions on sales or dispositions of assets (other than certain ordinary course asset dispositions), (vi) prohibitions on payments, including prepayments or redemptions, of any subordinated obligations prior to the maturity, (vii) prohibitions on transactions with certain affiliates and (viii) prohibitions on changes to accounting or the Company’s organizational documents.

In addition, so long as any 2024 Notes remain outstanding, the Company and its Subsidiaries will not be permitted to issue or enter into any agreements or understandings for the issuance of any equity or equity-linked securities or file any registration statement, prospectus or prospectus supplement (other than for the resale of the shares underlying the 2024 Notes). The Company also will not be permitted to undertake additional capital expenditure commitments until the execution of definitive documents governing the terms of an OEM Transaction (as defined below).

The foregoing negative covenants will not prohibit activities that were granted under the Second Amendment and Waiver Agreement, dated as of January 21, 2024, by and between the Issuer and the Company, and will contain other baskets and exceptions to be mutually agreed.

The Company will also be required to provide the Investor’s advisors with a customary cash flow budget in a form and substance satisfactory to the Investor or its advisors (the “Approved Budget”) and provide the Investor with certain ongoing reporting information with respect to the Approved Budget.

Events of Default; Change of Control

The 2024 Notes will be subject to customary events of default, including, but not limited to: (i) stock exchange listing failures or suspensions of trading (other than those previously disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), (ii) uncured authorized share or conversion failures, (iii) the failure to pay any principal, interest, late charges, or other amounts due under the 2024 Notes or failure to cause its transfer agent to remove restrictive legends upon request (subject to customary conditions, applicable securities laws and an applicable grace period), (iv) failure to comply with the Approved Budget (subject to a 10% permitted aggregate budget variance tested on a cumulative bi-weekly basis), (v) default or the occurrence of an event of default, triggering event or other violations of the terms of the Company’s existing indebtedness (other than any default (but not any event of default) arising as a result of any failure to make any interest payment due on or about March 15, 2024 in respect of the 2026 Notes (as defined below) during the 30-day grace period applicable thereto), (vi) bankruptcy, reorganization or liquidation events or the appointment of a trustee, examiner or receiver, (vii) material breaches of the representations, warranties and covenants in the transaction documents in respect of the 2024 Notes, (viii) invalidity of the documents governing the 2024 Notes (including the related guarantees) or the underlying security interests and collateral and (ix) customary judgment default provisions.

Upon the occurrence of an event of default or a change of control, the 2024 Notes will be subject to redemption at the Investor’s election in an amount to be mutually agreed in the definitive documentation governing the 2024 Notes; provided that upon an event of default related to bankruptcy, reorganization or liquidation events or the appointment of a trustee, examiner or receiver, the 2024 Notes will be automatically accelerated.

Closing Conditions

The Investor’s obligation to fund the First Tranche will be subject to various closing conditions, including but not limited to (i) execution of the definitive documentation providing for the 2024 Notes and the related guarantees and security interests (the “Notes Documents”) in forms to be mutually agreed, (ii) payment or reimbursement by the Company of all reasonable out of pocket expenses related to the Notes Documents, (iii) delivery of the Approved Budget to the Investor’s advisors (which budget must be satisfactory to the Investor or its advisors), (iv) the representations and warranties contained in the Notes Documents being true and correct in all material respects as of such date, (v) no default or event of default under the Notes Documents, including as a result of the issuance of the 2024 Notes, (vi) the absence of a material adverse change, or certain event or occurrences which could reasonably be expected to result in material adverse change in the Company’s business, operation, financial condition, assets, or liabilities or the Company’s ability to perform its payment obligations under the Notes Documents; (vii) the later of April 1, 2024 and the Company’s unrestricted cash balance being less than $20 million; (viii) execution of the required amendments to the documentation governing the 2025 Notes permitting for the issuance of the 2024 Notes and the related guarantees and security interests; (ix) the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended December 31, 2023; provided that the information in such annual report (taken as a whole) is not materially inconsistent with the Company’s announcements dated January 23, 2024, February 29, 2024 or March 18, 2024; and (x) ongoing negotiations between the Company and a large automaker for a potential investment and joint development partnership continuing at the time of such funding (an “OEM Transaction”).

The Investor’s obligation to fund each Additional Tranche will be subject to similar closing conditions, as well as (i) confirmation by the Investor of the completion of usual and customary due diligence (satisfactory to the Investor in its sole discretion), (ii)(A) for purposes of the first Additional Tranche, delivery by the Company of an executed indicative term sheet for an OEM Transaction effective as of such date, (B) for purposes of the second Additional Tranche, delivery by the Company of executed definitive documents for an OEM Transaction and (C)) for purposes of the third Additional Tranche, confirmation that such definitive documents remain effective; and (iii) the Company being in Compliance with the Approved Budget as of such date (subject to a 10% permitted aggregate budget variance tested on a cumulative bi-weekly basis).

Beneficial Ownership Cap

The Investor has agreed that it will not become the beneficial owner of more than 4.99% of any equity security of the Company, provided that the Investor may at its sole discretion increase the cap to up to 9.99% by providing 61 days’ prior notice to the Company (such cap, as it may be increased, the “Beneficial Ownership Cap”).

Stockholder Approval; Authorized Shares

The Company is required to use its best efforts to obtain stockholder approval of the transactions contemplated by the Commitment within 40 days of the Commitment. In addition, prior to signing the Commitment, the Company was required to obtain necessary approval or other commitment in writing from the holders of the Company’s Class B Common Stock, par value $0.00001 per share, for the contemplated transactions, including the approval of the issuance of the shares of Class A Common Stock underlying the 2024 Notes, as well as an increase in the authorized number of shares of Class A Common stock of an additional two billion shares. Until stockholder approval is obtained, any share issuances that will be required pursuant to the terms of the 2024 Notes in excess of 19.9% of the number of shares of common stock outstanding on the SPA Signing Date (or otherwise limited by NYSE rules and regulations) will be cash settled according to standard market price formulation.

The Company will be required to reserve a sufficient number of authorized shares of Class A Common Stock, free from preemptive rights, to provide for the full conversion of the 2024 Notes.

Registration Rights; Transfer

Holders of the 2024 Notes will have the right to demand the Company file a registration statement with the SEC for the resale of the shares underlying the 2024 Notes, and the Company will be required to cause such registration statement to be declared effective on the earlier of (i) the date that is 45 days from the date of its filing and (ii) 3 business days of receipt by the Company of a notification from the SEC that such registration statement will not be subject to review.

Upon the occurrence of an event of default, the 2024 Notes will be transferable at the option of the holders, subject to satisfaction of applicable securities law.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 15, 2024, the Company was unable to timely file its Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) following the expiration of the 15 day extension period provided by Rule 12b-25. As a result of the failure to timely file the Form 10-K (the “Timely Filing Failure”), the Company is in default under the covenant requiring the Company to timely file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under it Senior Secured Convertible Notes due 2025 (the “2025 Notes”). As a result of the Timely Filing Failure, the Investor will continue to have the right to exercise its remedies under the 2025 Notes, including the ability to convert amount payable under the 2025 Notes under the Alternate Conversion provided for in the 2025 Notes (the “Available Remedy”). On March 18, 2024, the holder of the 2025 Notes waived the default, but not the holder’s ability to use the Available Remedy. The Company is working diligently to file the Form 10-K as quickly as possible.

In addition, Fisker did not make a required interest payment of approximately $8.4 million payable in cash on March 15, 2024 (the “Interest Payment”) with respect to Fisker’s unsecured 2.50% convertible notes due 2026 (the “2026 Notes”). Under the indenture governing the 2026 Notes (the “2026 Notes Indenture”), such non-payment is a default and the Company has a 30-day grace period to make the Interest Payment before such non-payment constitutes an Event of Default (as such term is defined in the 2026 Notes Indenture) with respect to the 2026 Notes. The Company has elected to not make the Interest Payment (even though it currently has the liquidity to do so and may make the payment in the future) and take advantage of the grace period to allow time for discussions with certain stakeholders in the Company’s capital structure to continue, while also enhancing liquidity as the Company continues to take action to seek a partnership with an OEM partner. Not making the Interest Payment resulted in a cross default under the indenture governing the 2025 Notes. On March 18, 2024, the holder of the 2025 Notes waived the cross default, but not the holder’s ability to use the Available Remedy.

To implement the waivers set forth above, the Company and the Investor entered into an Amendment and Waiver Agreement on March 18, 2024 (the “Waiver Agreement”). In addition to the waivers set forth above, the Waiver Agreement, among other things, amends the 2025 Notes such that the use by the Investor of any remaining remedies arising from the Company’s previous late filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2023 and the Form 10-K will cease upon the timely filing of the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2024 (without giving effect to the grace period provided by Rule 12b-25). This summary is qualified in its entirety by reference to the full text of the Waiver Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

In connection with the negotiation of the Commitment, the Company provided certain updates, including a management update presentation, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

The Company is also filing this Current Report on Form 8-K to revise and supplement its risk factors, including those contained in its Annual Report on Form 10-K filed with the SEC on March 1, 2023 (the “Annual Report”) and subsequent reports required to be filed with the SEC pursuant to the Exchange Act (the “Subsequent Reports”). The risk factors below should be considered together with the other risk factors described in the Annual Report and the Subsequent Reports, as well as discussions of potential risks, uncertainties and other important factors in Fisker’s subsequent filings with the SEC.

There is substantial doubt about our ability to continue as a going concern.

We used $906.3 million in cash in operating and investing activities in 2023, and our cash balance reduced from $736.5 million at December 31, 2022 to $325.5 million at December 31, 2023 (all numbers are preliminary and unaudited as of the date hereof). Our cash, cash equivalents and restricted cash was further reduced to $120.9 million as of March 15, 2024, reflecting significant payments to certain suppliers (numbers are preliminary and unaudited as of the date hereof). We expect to require additional cash in 2024 for debt service and investment needs, and our ability to generate cash from operating activities will depend on our ability to transition to a dealer model and sell vehicles. Accordingly, we have concluded there is substantial doubt as to our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity financings, enter into a strategic partnership with an OEM, and generate cash from the sale of vehicles. We need significant additional funding in the near term to execute our business plan and to continue our operations. We continue to seek and evaluate opportunities to raise additional funds through the issuance of our securities, through an arrangement with a potential strategic partner, and from the sale of vehicles. If capital is not available to us when, and in the amounts needed, we could be required to further curtail our operations. Moreover, we may not be able to satisfy our debt service obligations and could need to seek protection under applicable bankruptcy laws. There can be no assurance that we will be able to raise the capital we need to continue our operations.

Our failure to meet the continued listing requirements of the NYSE could result in a delisting of our Class A Common Stock.

There can be no assurance that we will be able to maintain an active trading market for our common stock on the NYSE or any other exchange. On February 15, 2024, we were notified by the NYSE that we are not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of our common stock was less than $1.00 over a consecutive 30-trading-day period. Under NYSE rules, we have a period of six months from receipt of the NYSE notification to cure the stock price deficiency and regain compliance with the NYSE’s continued listing standards. The notice has no immediate impact on the listing of our common stock, which will continue to be listed and traded on the NYSE during the period allowed to regain compliance, subject to our compliance with other listing standards. We informed the NYSE that we intend to cure the deficiency and to return to compliance with the NYSE continued listing requirements. If an active market for our common stock is not maintained, or if we fail to satisfy the continued listing standards of the NYSE for any reason and our common stock is delisted, it may be difficult for our stockholders to sell their common stock without depressing the market price for our common stock, or at all. Further, an inactive trading market may also impair our ability to raise capital by selling our securities or to attract and motivate employees through equity incentive awards.

In particular, in the event of an abnormally low share price of our Class A Common Stock, we would be subject to immediate suspension and delisting procedures under the NYSE’s rules without any opportunity to cure. A delisting of our Common Stock could negatively impact us by, among other things, the following:

•	triggering a requirement to offer to repurchase our 2026 Notes;

•	causing our shares to be transferred to a more limited market than the NYSE, which could affect the market price, trading volume, liquidity and resale price of such shares;

•	reducing the number of investors, including institutional investors, willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity;

•	decreasing the amount of news and analyst coverage relating to us;

•	limiting our ability to issue additional securities, obtain additional financing or pursue strategic restructuring, refinancing or other transactions; and

•	impacting our reputation and, as a consequence, our business.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s statements about making the Interest Payment in the future, Fisker’s liquidity and ability to pay its current obligations when due, Fisker’s ability to improve its capital structure and enter into an agreement with an OEM, and potential discussions with Fisker’s stakeholders in this respect. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; the consequences of any default or event of default under its debt documents; Fisker’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; Fisker’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; Fisker’s ability to satisfy conditions to completion of the potential transaction with a large automaker that it is currently negotiating; Fisker’s expectations regarding its ability to transition from a direct-to-consumer model to a dealer partner distribution model and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment and Waiver Agreement dated March 18, 2024

99.1	Management Update Presentation

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024	FISKER INC.

	By:	/s/ Dr. Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker
Chief Financial Officer and Chief Operating Officer